                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
              PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")


                             Transmedia Network Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  84-6028875
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

        11900 Biscayne Boulevard
              Miami, Florida                                33181
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a       If this form relates to the registration of a
class of securities pursuant to Section             class of securities pursuant to Section
12(b) of the Exchange Act and is effective          12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),              pursuant to General Instruction A.(d),
please check the following box.  /X/                please check the following box.  / /

Securities Act registration statement file number to which this form relates:
                                                                 333-84947
                                                           ---------------
                                                           (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

         Title of Each Class                    Name of Each Exchange on Which
         to be so Registered                    Each Class is to be Registered
         -------------------                    ------------------------------

      Series A Preferred Stock,
      par value $0.10 per share                    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                    None.
--------------------------------------------------------------------------------
                                (Title of Class)



--------------------------------------------------------------------------------
                                (Title of Class)

                      INFORMATION IN REGISTRATION STATEMENT

ITEM 1.           Description of Registrant's Securities to Be Registered

                  A description of the Series A convertible redeemable preferred stock, par value $0.10 per share (the "Securities") of Transmedia Network Inc. (the "Registrant") is contained in the prospectus constituting part of the Registrant's Registration Statement on Form S-2 (File No. 333- 84947) (the "Registration Statement") relating to the Securities, which has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (such prospectus, in the form contained in the Registration Statement at the time it was declared effective, the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange.

ITEM 2.           Exhibits

     Exhibit No.                              Description

         (1) Form of Amendment to the Certificate of Incorporation of Transmedia Network Inc. (filed as Exhibit 3.4 to the Registration Statement, and incorporated herein by reference).

         (2) Form of Certificate of Designations, Preferences and Rights of Series A Senior Convertible Redeemable Preferred Stock (filed as
               Exhibit 3.5 to the Registration Statement, and incorporated herein by reference).

         (3)   Form of Series A Preferred Stock certificate (filed as Exhibit
               4.1 to the Registration Statement, and incorporated herein by reference).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       TRANSMEDIA NETWORK INC.


Date: November 3, 1999                 By:/s/ Stephen E. Lerch
                                          -------------------------------------
                                            Stephen E. Lerch
                                            Executive Vice President and
                                            Chief Financial Officer




                                        3